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                                                                   EXHIBIT 4.103

                           API ELECTRONICS GROUP INC.

                             SUBSCRIPTION AGREEMENT

                                  June 11, 2002

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                           API ELECTRONICS GROUP INC.

                             SUBSCRIPTION AGREEMENT


                                               DATED the 11th day of June, 2002.

TO:  API ELECTRONICS GROUP INC. (the "Corporation")

RE:  Subscription for and Purchase of Units of the Corporation

     References below to "this agreement" or "this subscription agreement" are to be read as references to the agreement resulting from the Corporation's acceptance of your offer. All dollar amounts referred to herein are in United States dollars.

     The Purchased Securities (as hereinafter defined) may be subject to statutory hold periods during which they may not be resold, as well as certain other statutory restrictions on resale. Subscribers are advised to consult their own legal advisers in connection with any applicable resale restrictions.

1.   DEFINITIONS

     In this subscription agreement:

     (a) "Closing" has the meaning ascribed in Section 6 of this subscription agreement;

     (b) "Closing Date" means June *, 2002, or such earlier or later date as the Corporation and Subscriber shall mutually agree;

     (c) "Closing Time" means 2:00 p.m. on the Closing Date, or such earlier or later time as the Corporation and Subscriber shall mutually agree;

     (d) "Common Shares" means common shares in the capital stock of the Corporation;

     (e)  "Corporation" means API Electronics Group Inc.;

     (f) "Purchased Securities" means the Common Shares and Warrants comprising the Purchased Units and the Common Shares issuable upon the exercise of such Warrants;

     (g) "Purchased Units" means 100,000 Units in the capital stock of the Corporation;

     (h)  "Subscriber" means Aton Select Fund Ltd.;

     (i)  "Subscription Price" means US$2.35 per Unit;

     (j) "Total Subscription Price" means US$235,000.00 (100,000 Units x US$2.35 per Unit);

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     (k)  "Unit" means one (1) Common Share issued for US$2.35 and one (1)
          Warrant; and

     (l) "Warrant" means a purchase warrant granting the right to purchase one Common Share at a purchase price of US$3.00 per Common Share exercisable for a period of two (2) years after Closing, all as more particularly set out in and in substantially the form attached hereto as Exhibit "B".

2.   PURCHASE OF UNITS

     The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, the Purchased Units in consideration of payment of the Total Subscription Price.

3.   ACKNOWLEDGEMENTS OF THE SUBSCRIBER

     Subscriber acknowledges and agrees that:

     (a) It has not received an offering memorandum or similar document and that its decision to enter into this subscription agreement and to purchase the Purchased Units has not been made upon any verbal or written representation as to fact or otherwise made by the Corporation or any other person associated therewith and that its decision is based entirely upon publicly available information concerning the Corporation and the representations of the Corporation contained herein, including the documents delivered in connection herewith.

     (b) The distribution of the Purchased Units is being made on a private placement basis and has not been qualified pursuant to the securities laws of any province or territory of Canada, and any transaction involving the Purchased Units in any province or territory of Canada may constitute a violation of applicable Canadian provincial securities legislation unless carried out pursuant to an applicable exemption therefrom.

     (c) It has been independently advised or is otherwise aware that any resale of the Purchased Securities is subject to certain resale restrictions provided for in certain securities legislation of the provinces and territories of Canada. The Purchased Securities are subject to statutory "hold periods" during which they may not be resold, except pursuant to a further statutory exemption from the applicable prospectus and distribution requirements under securities legislation, or unless an appropriate discretionary order is obtained pursuant to applicable security laws. It has been advised and afforded the full opportunity to consult with its own legal and other professional advisors in connection with any applicable re-sale restrictions.

     (d) It has been independently advised that the Purchased Units are being offered for sale only on a "private placement" basis and that the sale and delivery of the Purchased Securities underlying the Purchased Units to the Subscriber is conditional upon such sale being exempt from the requirement to file a prospectus under any applicable law governing the sale of such securities or upon the

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          issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

     (e) It has further been independently advised as to applicable resale restrictions in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Purchased Securities underlying the Purchased Units, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchased Securities underlying the Purchased Units except in accordance with exemptions under applicable securities legislation and regulatory policy.

     (f) The Subscriber acknowledges that the Purchased Units are subject to the terms, conditions and provisions of this subscription agreement.

     (g) A prospectus will not be filed by the Corporation to qualify the Purchased Securities or any of them.

     (h) The Purchased Securities shall be subject to a forty-one (41) day hold period in the U.S., pursuant to "Category 2" of Regulation S under the U.S. Securities Act of 1933, as amended, which period shall commence from the date of issuance, and the certificates representing the same shall be engrossed with the following legend, which shall be the only legend engrossed on such certificates relating to resale in the U.S.:

          "The securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded until July *, 2002, pursuant to "Category 2" of Regulation S under the U.S. Securities Act of 1933, as amended."

4.   CLOSING

     Delivery and payment for the Purchased Units (the "Closing") will be completed at the offices of the Corporation's legal counsel, Messrs. WeirFoulds LLP, The Exchange Tower, Suite 1600, 130 King Street West, Toronto, Ontario M5X 1J5 at the Closing Time on the Closing Date.

     The Subscriber acknowledges that certificates representing the Purchased Securities comprising the Purchased Units will be available for delivery as soon as practicable after the Closing Date.

5.   PAYMENT

     Payment for the Purchased Units shall be made at the Closing Time on the Closing Date and shall be made in United States currency by certified cheque or bank draft drawn on a US bank and payable to the Corporation's solicitors, WeirFoulds LLP, in Trust or by direct wire into the trust account maintained by WeirFoulds LLP.

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6.   DELIVERY AND PAYMENT

     The parties agree that the following shall be delivered to WeirFoulds LLP at 130 King Street West, Suite 1600, The Exchange Tower, Toronto, Ontario, M5X 1J5, Attention: Wayne T. Egan, not later than 12:00 noon (Toronto time) on the Closing Date or such other time, date and/or place as the Corporation may advise:

     (a) a completed and duly signed copy of this subscription agreement, including, as to the Subscriber only, Exhibit "A" attached hereto (being a direction with respect to registration and delivery instructions);

     (b)  as to the Corporation only, the Purchased Units;

     (c) as to the Corporation only, completed and duly signed instruction to transfer agent in the form of Exhibit "C" attached hereto; and

     (d) as to the Subscriber only, a certified cheque or bank draft made payable to WeirFoulds LLP, In Trust, in same day freely transferable US funds at par in Toronto, or wired directly into the trust account maintained by WeirFoulds LLP, representing payment of the Total Subscription Price for the Purchased Units, net of any other amounts to be paid otherwise upon written instructions from the Corporation.

7.   CONDITIONS OF CLOSING

     The Subscriber acknowledges and agrees that as the sale of the Purchased Units will not be qualified by a prospectus, such sale is subject to the condition that the Subscriber execute and return to the Corporation all relevant documentation required by applicable securities legislation, regulations and policies. Accordingly, the Subscriber agrees to:

     (a) provide the Corporation with such information and documents, including certificates, statutory declarations and undertakings, as the Corporation may reasonably require from time to time to comply with any filing or other requirements under applicable provincial securities legislation and policies; and

     (b) comply with the provisions of any applicable securities legislation and policies with respect thereto concerning any resale of the Purchased Securities.

8.   PROSPECTUS EXEMPTIONS

     The Subscriber acknowledges and agrees that the sale and delivery of the Purchased Securities comprising the Purchased Units to the Subscriber are conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the delivery of an offering memorandum as defined in the applicable securities legislation or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

     In this regard, the Subscriber acknowledges and agrees that: (a) it was not provided with, has not requested, and does not need to receive, a prospectus or an offering memorandum as defined in the applicable securities legislation or similar document; (b) its decision to execute

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this subscription agreement and to purchase the Purchased Units has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation and that, other than the representations of the Corporation contained herein, including the documents delivered in connection herewith, its decision is based entirely upon publicly available information concerning the Corporation; (c) the sale of the Purchased Units was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television; (d) it has been advised and has been afforded full opportunity to consult its own legal and other professional advisors with respect to all applicable resale restrictions relating to the Purchased Securities and it is solely responsible (and the Corporation is not in any way responsible) for compliance with any and all applicable resale restrictions.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

     The Subscriber hereby represents and warrants to and covenants with the Corporation, acknowledging that the Corporation is relying upon such representations, warranties and covenants in making its decision to enter into this subscription agreement that:

     (a) if the Subscriber sells the Purchased Securities, it will comply with the securities legislation of the jurisdiction in which said Subscriber resides;

     (b) the purchase of the Purchased Units by the Subscriber does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and (ii) any registration or other obligation on the part of the Corporation;

     (c) the Subscriber is incorporated under the laws of, and is resident in, Liechenstein (and, without limiting the generality of the foregoing, is not a "U.S. Person" (as defined in Rule 902(o) of Regulation S ("Regulation S") promulgated by the United States Securities and Exchange Commission and meaning, generally, any natural person resident in the Lichtenstein, any corporation or partnership incorporated or organized under the laws of the Lichtenstein, or any estate or trust of which any executor, administrator or trustee is a U.S. Person), and the Subscriber is not purchasing the Purchased Units for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Subscriber below and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in Lichtenstein respecting:

          (i) the transfer or assignment of any rights or interest in any of the Purchased Securities underlying the Purchased Units; or

          (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription;

     (d) no offer of Purchased Units was made to the Subscriber in the "United States" (as defined in Regulation S under the U.S. Securities Act) and the Subscriber did not execute this subscription agreement in the United States;

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     (e)  the activities of the Subscriber contemplated hereunder are not a scheme to avoid the registration requirements of the U.S. Securities Act;

     (f) the Subscriber has no intention to distribute, and shall not transfer, either directly or indirectly, until after 41 days from the Closing Date, any of the Purchased Securities to any person within the United States or to "U.S. Persons" (as defined in Regulation S under the U.S. Securities Act);

     (g) the Subscriber is at arm's length to and is not an "insider" (as such term is defined by the Securities Act (Ontario)) of the Corporation;

     (h) the Subscriber is duly incorporated, organized and validly subsisting under the laws of the jurisdiction of its incorporation;

     (i) this agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber or the beneficial subscriber for whom the Subscriber is purchasing;

     (j) the Subscriber is capable of assessing the proposed investment contemplated herein as a result of the Subscriber's experience and financial and business acumen or as a result of advice received from a registered person other than the Corporation or any affiliates thereof, and is capable of evaluating the merits and risks of its investment herein and is able to bear the economic risk of loss of its entire investment; and

     (k) the entering into of this Agreement and the completion of the transaction contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of the Subscriber or of any agreement, written or oral, to which the Subscriber is a party or by which the Subscriber is bound.

10.  Representations and Warranties and Covenants of the Corporation

     The Corporation represents and warrants to and covenants with the Subscriber, acknowledging that the Subscriber is relying upon such representations, warranties and covenants in making its decision to enter into this subscription agreement, as follows:

     (a) it is a company duly amalgamated and organized under the laws of the Province of Ontario and is presently in good standing thereunder;

     (b) the Corporation has full power and authority to enter into this subscription agreement and to perform the same and do all other acts which may be necessary to consummate the transaction contemplated hereby;

     (c) the Common Shares to be issued to the Subscriber hereunder on the Closing Date and upon exercise of the Warrants comprising the Purchased Units shall be at the time of issuance by the Corporation validly issued and outstanding as fully paid and non-assessable Common Shares;

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                                        7

     (d) this agreement has been duly executed and delivered by the Corporation and is a valid agreement enforceable in accordance with its terms;

     (e) the Corporation is a reporting issuer in good standing under the securities laws of the Province of Ontario and its Common Shares are listed on the OTC Bulletin Board;

     (f) the entering into of this agreement and the completion of the transaction contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of the Corporation or of any agreement, written or oral, to which the Corporation is a party or by which the Corporation is bound

     (g) the Corporation has publicly disclosed all material changes in its affairs and since its last public announcement, there has not been a material adverse change in the affairs or business of the Corporation;

     (h) the activities of the Corporation contemplated hereunder are not a scheme to avoid the registration requirements of the U.S. Securities Act;

     (i) the Corporation will use its best efforts to cause its Common Shares to continue to be registered under Section 12(b) or (g) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until 270 calendar days after the Closing;

     (j) the Corporation hereby agrees to use its best efforts to either maintain the listing of the Common Shares on the OTC Bulletin Board or complete application and listing on another U.S. market or exchange until 270 days after the Closing. The Corporation further agrees, if the Corporation applies to have the Common shares traded on any other U.S. market, it will include in such application the Purchased Securities, if possible to do so, as promptly as possible;

     (k) at the Closing, the Corporation shall deliver a completed and duly signed instruction to transfer agent in the form of Exhibit "C" attached hereto. Such instructions shall be irrevocable by the Corporation from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be; and

     (l) in the event that, at any time beginning 41 days after the Closing Date, upon the request of the Subscriber, the Corporation's transfer agent fails to remove all legends from the Purchased Securities restricting the resale of the Purchased Securities in the U.S., in addition to all other remedies available to the Subscriber, provided the Subscriber gives the Corporation written notice of such failure and it has not been rectified within five (5) business days thereafter, the Corporation shall pay to the Subscriber, as liquidated damages and not as a penalty, on the last

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                                        8

          day of each month, an amount (or pro-rata portion thereof) equal to 2% of the aggregate Subscription Price of the Purchased Securities then held by the Subscriber.

11.  RESALE RESTRICTIONS AND COMPLIANCE WITH SECURITIES LEGISLATION

     The Subscriber acknowledges that the Purchased Securities of the Corporation are being issued pursuant to prospectus and registration exemptions and, accordingly, are subject to certain resale restrictions as provided in such securities legislation; provided, however, there shall be no restriction on resale in the U.S. by the Subscriber beginning 41 days after the Closing Date. The Corporation and Subscriber each agree to make such filings and to do all such things necessary to comply with any applicable requirements in relation to the issuance of Purchased Securities of the Corporation hereunder.

12.  COSTS

     The parties acknowledge and agree that each party shall pay its own costs and expenses (including any fees and disbursements of professionals or any special counsel retained by such party) relating to the purchase of the Purchased Units.

13.  Further Assurances

     The parties hereto covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this agreement and, in particular, to do all acts and things to execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters, as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the Corporation's affairs.

14.  Public Disclosures

     The Corporation will not issue any public announcement, press release or public document or otherwise concerning the Subscriber and its purchase of the Purchased Units hereunder without having provided Subscriber with a copy of such disclosure before release, and incorporating all reasonable comments of Subscriber into such disclosure, subject to the Corporation taking all necessary steps which in the opinion of its counsel are necessary to fulfill the Corporation's obligations to issue timely and complete disclosure of all material changes in its affairs.

15.  Notices

     Any notice to be given by either party to the other will be deemed to be given when in writing and delivered by hand or communicated by telecopier on any business day to the address for notice of the intended recipient. The address for notice of each of the parties will, until changed, be as set forth in this subscription agreement. A party may give notice to the other party of a change of its address for notice to some other address and will so change its address for notice whenever the existing address for notice ceased to be adequate for delivery by hand or communication by telecopier.

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                                        9

16.  REFERENCES

     In   this agreement a reference to:

     (a) a statute or code includes every regulation made thereunder from time to time, all amendments to the statute, code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or any such regulation; and

     (b) any entity includes any entity that is a successor or permitted assignee to such entity.

17.  NUMBER AND GENDER

     Wherever the singular and the neuter are used throughout this subscription agreement, the same shall be construed as meaning the plural or the feminine or masculine or a body corporate where the context or the parties so require.

18.  GOVERNING LAW

     This subscription agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial subscriber for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

19.  ASSIGNMENT

     The obligations under this agreement are not transferable or assignable by the parties hereto. The benefits under this agreement are transferable and assignable by the parties hereto, subject to applicable law and the prior written consent of the other parties.

20.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

21.  FACSIMILE DELIVERIES

     The parties shall be entitled to rely on delivery of a facsimile transmission of an executed copy of this agreement, including the completed Schedules hereto, and such facsimile copies shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. This agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

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                                       10

22.  SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided herein, this Agreement shall enure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and permitted assigns, if any, and the heirs, executors, administrators and permitted assigns of natural persons who are or become a party hereto.

23.  SURVIVAL

     This subscription agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Purchased Units and any subsequent disposition by the Subscriber of the Purchased Securities.

24.  AMENDMENTS

     The provisions of this Agreement may be amended in writing upon the written consent of each of the parties hereto.

25.  LANGUAGE

     The parties hereto confirm their express wish that this agreement and all documents, agreements and notices directly or indirectly relating thereto be drawn up in the English language.

     Les parties confirment leur volonte expresse que la presente convention ainsi que tous les documents, contrats et avis s'y rattachant directement ou indirectement soient rediges en anglais.

26.  TIME OF THE ESSENCE

     Time shall be of the essence in this agreement and each and every part hereof.

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                                       11

NUMBER OF UNITS TO BE PURCHASED
AT US$2.35 EACH:                         100,000

TOTAL SUBSCRIPTION PRICE:                $235,000

_____________________________________    ATON SELECT FUND LTD.
Social Insurance Number or               (Name of Subscriber - please type
Corporation Tax Account Number           or print)


(as appropriate)                         /s/
                                         ---------------------------------------
                                         (Signature and, if applicable,
                                         Office of Subscriber)


                                         ADDRESS OF SUBSCRIBER:

                                         Aeulestrasse 5
                                         P.O. Box 470
                                         FL-9490 Vaduz
                                         Liechenstein

                                         TELEPHONE AND FACSIMILE NUMBER
                                         OF SUBSCRIBER:

                                         ---------------------------------------
                                         (Telephone Number of Subscriber)

                                         (Fax) 411 227 6010
                                         (Facsimile Number of Subscriber)

                               A C C E P T A N C E

     The above-mentioned subscription agreement is hereby accepted and agreed to by the Corporation.

           DATED at Toronto, Ontario, the _________ day of June, 2002.

                                         API ELECTRONICS GROUP INC.

                                         Per: /s/
                                              ----------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT "A"

                           API ELECTRONICS GROUP INC.
                             Subscription Agreement

--------------------------------------------------------------------------------
API ELECTRONICS GROUP INC.

Dear Sirs:

     Re:  API ELECTRONICS GROUP INC. -
          PRIVATE PLACEMENT OF UNITS OF THE CORPORATION COMPRISED OF ONE (1) COMMON SHARE AND ONE (1) WARRANT

1. Delivery - Please deliver the Common Share and Warrant certificates to:

          AEULESTRASSE 5
          P.O. BOX 470
          FL-9490 VADUZ
          LIECHENSTEIN
          (FAX) 411 227 6010

2. Registration - Registration of the single certificate which is to be delivered at closing should be made out as follows:

          ATON SELECT FUND LIMITED
          ----------------------------------------------------------------------
          (Name)
          AEULESTRASSE 5, P.O. BOX 470, 9490 VADUZ
          ----------------------------------------------------------------------
          (Address)
          411 227 6000                       411 227 6010
          -------------------------------    -----------------------------------
          (Telephone Number)                            (Facsimile Number)

DATED the ___ day of June, 2002.

                                         ---------------------------------------
                                         (Name of Subscriber)

                                         Per: /s/
                                              ----------------------------------
                                              (signature)
                                              DR. H. KEICHER, DIRECTOR
                                              ----------------------------------
                                              (office or position of person
                                              signing, if applicable)

                                   EXHIBIT "B"

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS INCLUDING REGULATION S.

                             STOCK PURCHASE WARRANT

                  To Purchase 100,000 Shares of Common Stock of

                           API ELECTRONICS GROUP INC.

          THIS CERTIFIES that, for value received, Aton Select Fund Ltd. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June *, 2002 (the "Initial Exercise Date") and on or prior to the close of business on the final calendar day of the 24th month after the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from API Electronics Group Inc., a corporation incorporated under the laws of Ontario, Canada (the "Company"), up to 100,000 common shares (the "Warrant Shares"), no par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be US$3.00. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Purchase Agreement"), dated June, 2002, between the Company and the Holder.

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                                        2

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.   Exercise of Warrant.

     (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

     If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock owned by such Holder (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(c). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(c). The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(c) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

7.   Transfer, Division and Combination.

     (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 25,000 shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Notwithstanding the above, the Holder shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that is in the reasonable judgement of the Company is in direct competition with the Company.

     (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

     (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments of Exercise Price and Number of Warrant Shares/Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at their option, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

15.  Notice of Corporate Action.  If at any time:

     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.  Miscellaneous.

     (a) Jurisdiction. This Warrant shall constitute a contract under the laws of Ontario, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

     (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

     (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

     (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

     (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

     (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

     (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              *********************

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: June *, 2002
                                         API ELECTRONICS GROUP INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                               NOTICE OF EXERCISE

To:  API Electronics Group Inc.


     (1)  The undersigned hereby elects to purchase ________ Warrant Shares
(the "Common Stock"), of API Electronics Group Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

          _______________________________

The Warrant Shares shall be delivered to the following:

          _______________________________

          _______________________________

          _______________________________

                                         [PURCHASER]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         Dated:  ________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

_________________________________________________________________

_________________________________________________________________

Dated:  ______________, _______


Holder's Signature:_____________________________________

Holder's Address:  _____________________________________

                   _____________________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                   EXHIBIT "C"

                         INSTRUCTIONS TO TRANSFER AGENT
                           API ELECTRONICS GROUP INC.

                                     [date]

Equity Transfer Services Inc.
Richmond Adelaide Centre
120 Adelaide Street West
Suite 420
Toronto, ON M5H 4C3

Ladies and Gentlemen:

          Reference is made to the Subscription Agreement and all Exhibits thereto (the "Agreement"), dated as of * day of June, 2002, between Aton Select Fund Ltd. and API Electronics Group Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the company has issued to the Investor shares of the Company's common shares (the "Common Stock"), and (ii) warrants to purchase up to 100,000 shares of Common Stock (the "Warrants"). The number of Shares and Warrants issued to the Investor is as follows:

     --------------------------------------------------------------------
                       INVESTOR          COMMON STOCK        WARRANTS
     --------------------------------------------------------------------
       1. Aton Select Fund Ltd.            100,000            100,000
     --------------------------------------------------------------------

          As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement at the Closing of the Agreement and upon the exercise of the Warrants. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     1.   ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND

     Pursuant to the Agreement, the Company has sold at the Closing Shares and Warrants as described in the [legal opinion of * ]. Such Shares and Warrants have been sold to the Investor, which is a non-U.S. Person, pursuant to Regulation S under the U.S. Securities Act of 1933 as amended (the "Securities Act"). The Transfer Agent shall be entitled to rely on such advice and such opinion. The Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party at any time forty-two (42) or more calendar days from the date of this letter, which the Company warrants to you is the date of the Closing, as certified to you by the Investor.

     2.   FEES OF TRANSFER AGENT; INDEMNIFICATION

     The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions, other than as a result of the Transfer Agent's gross negligence or wilful misconduct.

     3.   THIRD PARTY BENEFICIARY

     The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.

                                         API ELECTRONICS GROUP INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

     AGREED:

     EQUITY TRANSFER SERVICE INC.

     By:
          ------------------------------
          Name:
          Title: